Exhibit 21.1
The following is a list of subsidiaries of RPM International Inc. as of July 1, 2009.

Company Name **	Place of Incorporation

A/D Fire Protection Systems Corp.	Nevada (USA)
A/D Fire Protection Systems, Inc.	Canada
Advanced Construction Materials Limited (Dormant)	United Kingdom
Agpro (N.Z.) Limited	New Zealand
AgriCoat Industries Limited (Dormant)	United Kingdom
AgriCoat NatureSeal Limited (83% JV)	United Kingdom
Alteco Chemical-Produtos Quimicos SA (Dormant)	Portugal
Alteco Technik GmbH	Germany
Amtred Limited (Dormant)	United Kingdom
Anglo Building Products Limited (Dormant)	United Kingdom
Ardenbrite Products Limited (Dormant)	United Kingdom
AWCI Insurance Company, Ltd. (27.03% JV)	Bermuda
Beijing Dryvit Chemical Building Materials Co., Ltd. (88% JV)	China
Bondex International, Inc.	Ohio (USA)
BPAG, Inc.	Delaware (USA)
CAI-Tec GmbH (95%)	Switzerland
Canam Building Envelope Specialists Inc.	Canada
Carboline Company	Delaware (USA)
Carboline Dalian Paint Production Co., Ltd. (49% JV)	China
Carboline Dubai Corporation	Missouri (USA)
Carboline France S.A.S.	France
Carboline International Corporation	Delaware (USA)
Carboline Italia S.p.A.	Italy
Carboline Korea Ltd. (49% JV)	Korea
Carboline Marine Europe AS	Norway
Carboline Norge AS	Norway
CDC Carboline (India) Ltd. (40% JV)	India
Chemical Coatings, Inc.	North Carolina (USA)
Chemical Specialties Manufacturing Corp.	Maryland (USA)
Chemrite Equipment Systems (Pty.) Ltd.	South Africa
Chemspec Europe Limited	United Kingdom
Colcon NV	Belgium
Compact Technology GmbH	Germany
Corgrate Fiberglass Systems, S.A. de C.V.	Mexico
Crossco (261) Limited (Dormant)	United Kingdom
Crossco (754) Limited (Dormant)	United Kingdom
Crossland Distributors Ltd.	Canada
Dane Color UK Limited	United Kingdom
DAP Brands Company	Delaware (USA)
DAP Holdings, LLC	Delaware (USA)
DAP Products Inc.	Delaware (USA)
Day-Glo Color Corp.	Ohio (USA)
Deancove Limited (Dormant)	United Kingdom
Dore Holdings Limited (In liquidation)	United Kingdom
Dryvit Holdings, Inc.	Delaware (USA)
Dryvit Systems, Inc.	Rhode Island (USA)
Dryvit Systems USA (Europe) Sp. zo.o.	Poland
Dryvit UK Limited	United Kingdom

Company Name **	Place of Incorporation
Duratec Coatings Consultants Limited (Dormant)	United Kingdom
Ecoloc NV	Belgium
Espan Corporation Pte. Ltd.	Singapore
Euclid Admixture Canada Inc.	Canada
The Euclid Chemical Company	Ohio (USA)
Euclid Chemical International Sales Corp. (In liquidation)	Ohio (USA)
Euclid Chemical Venezuela S.A.	Venezuela
Euclid Ecuador S.A.	Ecuador
Eucomex S.A. de C.V.	Mexico
Failsafe Metering International Limited	United Kingdom
Fibergrate Composite Structures Incorporated	Delaware (USA)
Fibergrate Composite Structures Limited	United Kingdom
First Continental Services Co.	Vermont (USA)
Flowcrete Asia Sdn. Bhd.	Malaysia
Flowcrete Australia Pty. Ltd.	Australia
Flowcrete Europe Limited (Dormant)	United Kingdom
Flowcrete Europe s.r.o. (In liquidation)	Czech Republic
Flowcrete Group Limited	United Kingdom
Flowcrete (Hong Kong) Limited	Hong Kong
Flowcrete International Limited (Dormant)	United Kingdom
Flowcrete Middle East FZCO	United Arab Emirates
Flowcrete New Zealand Limited	New Zealand
Flowcrete North America, Inc.	Texas (USA)
Flowcrete Norway AS	Norway
Flowcrete Polska Sp. zo.o	Poland
Flowcrete S.A. (Pty.) Limited	South Africa
Flowcrete Sweden AB	Sweden
Flowcrete UK Limited	United Kingdom
Gloucester Co., Inc.	Massachusetts (USA)
Grandcourt NV	Netherlands Antilles
Grupo StonCor, S.A. de C.V.	Colombia
Grupo StonCor, S.A. de C.V.	Mexico
Guardian Protection Products, Inc.	Delaware (USA)
Harry A. Crossland Investments, Ltd.	Nevada (USA)
Holdtite Adhesives Limited	United Kingdom
ilbruck Holdings Limited (Dormant)	United Kingdom
ilbruck Sealant Systems NV	Belgium
Industrial Flooring Services Limited (Dormant)	United Kingdom
Isocrete Floor Screeds Limited	United Kingdom
Ivory Industrials (Pty.) Limited	South Africa
Japan Carboline Company Ltd. (50% JV)	Japan
Juárez Inmobiliaria, S.A.	Mexico
Karochemie AG	Switzerland
Kop-Coat, Inc.	Ohio (USA)
Kop-Coat New Zealand Limited	New Zealand
Magnagro Industries Pte. Ltd. (Dormant)	China
Mantrose-Haeusser Co., Inc.	Massachusetts (USA)
Mantrose UK Limited	United Kingdom
Martin Mathys NV	Belgium
Modern Masters Inc.	California (USA)
Monile France S.ár.l.	France
NatureSeal, Inc. (83% JV)	Delaware (USA)
NMBFil, Inc.	Ohio (USA)

Company Name **	Place of Incorporation
Nullifire Limited	United Kingdom
Oakdyke Limited (Dormant)	United Kingdom
Paramount Technical Products, Inc.	South Dakota (USA)
Parklin Management Group, Inc.	New Jersey (USA)
PDR GmbH (9.214% JV)	Germany
PDR Recycling GmbH & Co. KG (8.32% JV)	Germany
Permaquik Western Ltd. (77% JV)	Canada
Perstorp Industrial Surfaces Limited (20% JV)	China
Plasite, S.A. de C.V. (Dormant)	Mexico
PLB Holdings Inc.	Nevada (USA)
Portazul, S.A. (94%)	Dominican Republic
Productos Cave S.A.	Chile
Productos DAP de Mexico S.A. de C.V.	Mexico
Radiant Color NV	Belgium
Redwood Transport, Inc.	Ohio (USA)
Republic Powdered Metals, Inc.	Ohio (USA)
RPM Asia Pte. Ltd.	Singapore
RPM/Belgium NV	Belgium
RPM Canada, a General Partnership	Canada
RPM Canada Company	Canada
RPM Canada Investment Company	Canada
RPM China Pte. Ltd.	Singapore
RPM Consumer Holding Company	Delaware (USA)
RPM Enterprises, Inc.	Delaware (USA)
RPM Europe Coöperatief U.A.	Dutch Co-op
RPM Europe Holdco B.V.	Netherlands
RPM Europe SA	Belgium
RPM FCP I, Inc.	Delaware (USA)
RPM FCP II, Inc.	Delaware (USA)
RPM FCP Belgium SPRL	Belgium
RPM Funding Corporation	Delaware (USA)
RPM Germany GmbH	Germany
RPM Holdco Corp.	Delaware (USA)
RPM Holdings UK Limited (In liquidation)	United Kingdom
RPM, Inc.	Ohio (USA)
RPM Industrial Holding Company	Delaware (USA)
RPM Ireland IP Limited	Ireland
RPM/Lux Consult SA (In liquidation)	Luxembourg
RPM Lux Enterprises S.ár.l.	Luxembourg
RPM Lux Holdco S.ár.l.	Luxembourg
RPM Nova Scotia ULC	Canada
RPM of Mass, Inc.	Massachusetts (USA)
RPM United Kingdom G.P.	Non-registered UK Part.
RPM Wood Finishes Group, Inc.	Nevada (USA)
RPM Wood Finishes — Hong Kong Limited	Hong Kong
RPM Wood Finishes Ltd. — Shanghai	China
RPOW France S.A.S.	France
RPOW UK Limited	United Kingdom
RSIF International Limited	Ireland
Rust-Oleum Argentina S.A.	Argentina
Rust-Oleum Brands Company	Delaware (USA)
Rust-Oleum Corporation	Illinois (USA)
Rust-Oleum France S.A.S.	France

Company Name **	Place of Incorporation
Rust-Oleum International, LLC	Delaware (USA)
Rust-Oleum Japan Corporation	Japan
Rust-Oleum Mahtys Italia S.r.l.	Italy
Rust-Oleum Netherlands B.V.	Netherlands
Rust-Oleum Sales Company, Inc.	Ohio (USA)
Rust-Oleum Service Company	Delaware (USA)
Rust-Oleum UK Limited	United Kingdom
Sandco 953 Limited (Dormant)	United Kingdom
Shanghai Tremco International Trading Co., Ltd. (Dormant)	China
Sime Tremco Sdn. Bhd. (49% JV) (In Liquidation)	Malaysia
Sime Tremco Specialty Chemicals Sdn. Bhd. (In liquidation)	Malaysia
Sino-British Flowcrete (Beijing) Trading Limited	China
SK Polymers FZCO (50% JV)	United Arab Emirates
Star Maling og Lakkfabrikk AS	Norway
StonCor Africa (Pty.) Ltd.	South Africa
StonCor Benelux B.V.	Netherlands
StonCor Corrosion Specialists Group Ltda.	Brazil
StonCor (Deutschland) GmbH	Germany
StonCor Espaňa SL	Spain
StonCor Group, Inc.	Delaware (USA)
StonCor Lux S.ár.l	Luxembourg
StonCor Middle East LLC (49% JV)	United Arab Emirates
StonCor Namibia (Pty.) Ltd.	Namibia
StonCor Poland Sp. zo.o.	Poland
StonCor South Cone S.A.	Argentina
StonCor (Zhangjiagang Bonded Logistics Park) Trading Co., Ltd.	China
Stonhard de Mexico S.A. de C.V. (99.99%)	Mexico
Stonhard Nederland B.V.	Netherlands
Stonhard S.A.S.	France
Stonhard (U.K.) Limited	United Kingdom
TCI, Inc.	Georgia (USA)
TCI Powder Coatings de Mexico S.A. de C.V.	Mexico
The Testor Corporation	Ohio (USA)
Timberex International Limited (Dormant)	United Kingdom
Tor Coatings Limited	United Kingdom
Toxement S.A.	Colombia
Tremco Asia Pacific Pty. Limited (Dormant)	Australia
Tremco Asia Pte. Ltd.	Singapore
Tremco Barrier Solutions, Inc.	Delaware (USA)
Tremco Far East Limited (99.999%)	Hong Kong
Tremco GmbH (Dormant)	Germany
Tremco illbruck AB	Sweden
Tremco illbruck B.V.	Netherlands
Tremco illbruck Export Limited	United Kingdom
Tremco illbruck GmbH	Austria
Tremco illbruck GmbH & Co. KG	Germany
Tremco illbruck kft	Hungary
Tremco illbruck International GmbH	Germany
Tremco illbruck Limited	United Kingdom
Tremco illbruck NV	Belgium
Tremco illbruck ooo	Russia
Tremco illbruck OY	Finland
Tremco illbruck Productie B.V.	Netherlands

Company Name **	Place of Incorporation
Tremco illbruck Production Limited	United Kingdom
Tremco illbruck Production SAS	France
Tremco illbruck Produktion GmbH	Germany
Tremco illbruck SAS	France
Tremco illbruck Sp. zo.o.	Poland
Tremco illbruck s.r.o.	Czech Republic
Tremco Incorporated	Ohio (USA)
Tremco (Malaysia) Sdn. Bhd.	Malaysia
Tremco Pty. Limited	Australia
Tremco Roofing UK Limited	United Kingdom
Tretobond Limited (Dormant)	United Kingdom
Tretol Group Limited (Dormant)	United Kingdom
Tretol Limited (Dormant)	United Kingdom
Vandex AG (95%)	Switzerland
Vandex Holding AG (99%)	Switzerland
Vandex International AG (99.88%)	Switzerland
Vandex Isoliermittel Gesellschaft mbH	Germany
Vandex UK Limited	United Kingdom
Vandex (USA) LLC (49% JV)	Pennsylvania (USA)
Watco GmbH	Germany
Watco Group Manufacturing Limited (Dormant)	United Kingdom
Watco International Limited (Dormant)	United Kingdom
Watco Limited (Dormant)	United Kingdom
Watco S.ár.L.	France
Watco UK Limited	United Kingdom
Weatherproofing Technologies, Inc.	Delaware (USA)
Westfield Coatings Corporation	Massachusetts (USA)
Wm. Zinsser Limited (Dormant)	United Kingdom
Zinsser Asia Pacific Pty. Limited	Australia
Zinsser Brands Company	Delaware (USA)
Zinsser Divestiture Co., Inc.	New York (USA)
Zinsser Europe NV (Dormant)	Belgium
Zinsser Holdings, LLC	Delaware (USA)

**	When a percentage is noted without JV, the remaining percentage of shares are held by the directors of the Company.